CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	January 28, 2013
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS FOURTH QUARTER 2012 RESULTS

Quarterly Highlights

▪	Net income of $8.9 million or $0.50 per diluted common share
▪	Net interest margin of 3.81%
▪	Deposit growth of $342.6 million since September 30, 2012
▪	Merger with First Shares, Inc. completed on November 16, 2012
▪	Acquisition of Heritage Bank, N.A. completed on December 7, 2012
▪	Special cash dividend of $0.10 per share paid on December 28, 2012

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net income (in millions)	$8.9	$6.2	$49.3	$28.0
Net income available to common stockholders (in millions)	8.4	5.2	45.8	20.4
Diluted earnings per common share	0.50	0.31	2.73	1.23

Return on average assets	0.71%	0.49%	1.03%	0.50%
Return on average common equity	10.59	7.77	15.59	7.77
Net interest margin	3.81	4.08	3.98	4.16

“We are delighted to report that 2012 was an extraordinary year for Heartland by nearly every measure. Net income increased by 76 percent over 2011, with earnings per share growing by 122 percent.”

Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, January 28, 2013-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income of $8.9 million for the quarter ended December 31, 2012, an increase of $2.7 million or 43 percent from the $6.2 million recorded for the fourth quarter of 2011. Net income available to common stockholders was $8.4 million, or $0.50 per diluted common share, for the quarter ended December 31, 2012, compared to $5.2 million, or $0.31 per diluted common share, for the fourth quarter of 2011. Return on average common equity was 10.59 percent and return on average assets was 0.71 percent for the fourth quarter of 2012, compared to 7.77 percent and 0.49 percent, respectively, for the same quarter in 2011.

Net income recorded for 2012 was a record $49.3 million, compared to $28.0 million recorded during 2011, an increase of $21.3 million or 76 percent. Net income available to common stockholders was $45.8 million, or $2.73 per diluted common share, for 2012, compared to $20.4 million, or $1.23 per diluted common share, earned during 2011. Return on average common equity was 15.59 percent and return on average assets was 1.03 percent for 2012, compared to 7.77 percent and 0.50 percent, respectively, for 2011.

The factors contributing most significantly to the increased earnings on both a quarterly and annual basis in 2012 compared to 2011 were the continued expansion of mortgage operations, coupled with reduced provision for loan and lease losses and increased net interest income.

On November 16, 2012, Heartland completed the purchase of First Shares, Inc. headquartered in Platteville, Wisconsin. Simultaneous with closing of the transaction, First National Bank of Platteville was merged into Heartland's Wisconsin Bank & Trust subsidiary. The merger expanded the number of Wisconsin Bank & Trust locations from seven to ten and added three communities in southwestern Wisconsin to the bank's service area. The transaction included, at fair value, assets of $128.0 million, loans of $84.9 million and deposits of $114.2 million.

On December 7, 2012, Heartland completed the purchase of Heritage Bank, N.A. located in Phoenix, Arizona. Heritage Bank, N.A. will operate as a separate charter until late in the first quarter of 2013 when Heartland expects to combine it with our Arizona Bank & Trust subsidiary. The transaction included, at fair value, assets of $109.1 million, loans of $63.4 million and deposits of $83.3 million.

Commenting on Heartland's results for 2012, Lynn B. Fuller, Heartland's chairman, president and chief executive officer said, “We are delighted to report that 2012 was an extraordinary year for Heartland by nearly every measure. Net income increased by 76 percent over 2011, with earnings per share growing by 122 percent.”

Net Interest Margin Percentage Remains Stable; Increases in Dollars

Net interest margin, expressed as a percentage of average earning assets, was 3.81 percent during the fourth quarter of 2012 compared to 3.84 percent for the third quarter of 2012 and 4.08 percent for the fourth quarter of 2011. On an annual basis, net interest margin was 3.98 percent during 2012 and 4.16 percent during 2011. These declines are a result of the sustained low interest rate environment where yields on the securities and loan portfolios are declining at a greater pace than rates paid on deposits and other borrowings.

Fuller said, “Compared to the previous quarter, we are pleased to see net interest margin hold relatively steady at 3.81 percent in the fourth quarter. Going forward, we view margin as a key challenge in this low rate environment. Deposit rates have little room for further reductions while competition for new loans and lower reinvestment rates on maturing securities continues to push asset yields lower.”

On a tax-equivalent basis, interest income in the fourth quarter of 2012 was $49.5 million compared to $49.3 million in the fourth quarter of 2011. On an annual basis, interest income on a tax-equivalent basis was $196.7 million in 2012 compared to $197.7 million in 2011. The small increase in interest income in the fourth quarter of 2012, as compared to the fourth quarter of 2011, was due to an increase in average earning assets, as the interest rate earned on those assets continued to decline throughout 2012 due to the sustained low interest rate environment. The average interest rate earned on total earning assets was 4.72 percent during the fourth quarter of 2012 compared to 5.22 percent during the fourth quarter of 2011. For the year, the average interest rate earned on total earning assets was 4.97 percent during 2012 compared to 5.43 percent during 2011. The most significant contributor to these declines was the overall yield earned on the securities portfolio, which decreased 67 basis points during the quarter ended December 31, 2012, compared to the same quarter in 2011 and 72 basis points during the year 2012, compared to the year 2011. Average earning assets increased $421.9 million or 11 percent during the fourth quarter of 2012 compared to the fourth quarter of 2011, with approximately $135.0 million attributable to acquisitions. For the year, average earning assets grew $322.3 million or 9 percent, with approximately $45.0 million attributable to acquisitions.

Interest expense for the fourth quarter of 2012 was $9.5 million, a decrease of $1.3 million or 12 percent from $10.8 million in the fourth quarter of 2011. On an annual basis, interest expense decreased $7.2 million or 15 percent. Even though average interest bearing liabilities increased $263.6 million or 9 percent for the quarter ended December 31, 2012, as compared to the same quarter in 2011, and $175.8 million or 6 percent for the annual period ended on December 31, 2012, as compared to 2011, the average interest rate paid on Heartland's deposits and borrowings declined 26 basis points during the quarterly periods under comparison and 30 basis points during the annual periods under comparison. Contributing to this improvement in interest expense was a change in the mix of deposits. Average savings balances, the lowest cost interest-bearing deposits, as a percentage of total average interest bearing deposits was 69 percent during both the fourth quarter and year in 2012, compared to 67 percent for the fourth quarter of 2011 and 65 percent for the year of 2011. Additionally, the average interest rate paid on savings deposits was 0.35 percent during the fourth quarter of 2012 and 0.38 percent during the full year of 2012 compared to 0.47 percent during the fourth quarter of 2011 and 0.57 percent during the full year of 2011.

Net interest income on a tax-equivalent basis totaled $40.0 million during the fourth quarter of 2012, an increase of $1.5 million or 4 percent from the $38.5 million recorded during the fourth quarter of 2011. For the year, net interest income on a tax-equivalent basis was $157.5 million during 2012, an increase of $6.2 million or 4 percent from the $151.3 million recorded during 2011.

Noninterest Income and Noninterest Expense Increase

Noninterest income during the fourth quarter of 2012 was $27.2 million, an increase of $8.2 million or 43 percent over the $19.0 million recorded during the fourth quarter of 2011. For the year, noninterest income was $108.7 million in 2012 compared to $59.6 million in 2011, an increase of $49.1 million or 82 percent. The categories contributing most significantly to the improvement in noninterest income during both comparative periods were gains on sale of loans, which increased $8.8 million or 160 percent for the quarterly comparative period and $37.8 million or 333 percent for the annual comparative period, and loan servicing income, which increased $1.5 million or 73 percent, for the quarterly comparative period and $5.4 million or 90 percent for the annual comparative period. For the quarterly comparative period, a portion of these increases was offset by a decrease in securities gains, which were $4.2 million in the fourth quarter of 2011 compared to a loss of $108,000 during the fourth quarter of 2012.

Loan servicing income increased $1.5 million or 73 percent for the fourth quarter of 2012 as compared to the fourth quarter of 2011 and $5.4 million or 90 percent for 2012 compared to 2011. Two components of loan servicing income, mortgage servicing rights and amortization of mortgage servicing rights, are dependent upon the level of loans Heartland originates and sells into the secondary market, which in turn is highly influenced by market interest rates for home mortgage loans. Mortgage servicing rights income was $3.5 million during the fourth quarter of 2012 compared to $1.4 million during the fourth quarter of 2011 and amortization of mortgage servicing rights was $1.9 million during the fourth quarter of 2012 compared to $862,000 during the fourth quarter of 2011. For the year, mortgage servicing rights income was $11.5 million during 2012 compared to $3.7 million during 2011 and amortization of mortgage servicing rights was $6.6 million during 2012 compared to $3.6 million during 2011. Loan servicing income also includes the fees collected for the servicing of mortgage loans for others, which is dependent upon the aggregate outstanding balance of these loans, rather than quarterly production and sale of mortgage loans. Fees collected for the servicing of mortgage loans for others were $1.3 million during the fourth quarter of 2012 compared to $932,000 during the fourth quarter of 2011. For the year, fees collected for the servicing of mortgage loans for others were $4.4 million during 2012 compared to $3.6 million during 2011.The portfolio of mortgage loans serviced for others by Heartland totaled $2.20 billion at December 31, 2012, compared to $1.54 billion at December 31, 2011. Heartland believes long term success in the mortgage banking business will depend on its ability to shift toward originations of loans for the purchase of homes, which will drive revenue when the refinance boom comes to an end. For the fourth quarter of 2012, refinancing activity represented 71 percent of total mortgage originations compared to 64 percent during the third quarter and 58 percent during the second quarter of 2012.

Gains on sale of loans totaled $14.3 million during the fourth quarter of 2012 compared to $5.5 million during the fourth quarter of 2011 and $13.8 million during the third quarter of 2012. For the year, gains on sale of loans totaled $49.2 million during 2012 compared to $11.4 million during 2011. The volume of loans sold totaled $478.3 million during the fourth quarter of 2012, more than double the $208.5 million sold during the fourth quarter of 2011. For the year, the volume of loans sold totaled $1.53 billion during 2012 compared to $452.9 million during 2011. Pricing received on the sale of fixed rate residential mortgage loans into the secondary market improved through a bulk delivery method that was implemented during the second quarter of 2011, instead of an individual delivery method that had been used previously. At the same time, secondary market pricing began to be matched with origination pricing through the use of a software tool that assists in hedging the locked rate pipeline position. Beginning in the fourth quarter of 2012, Heartland began the pooling of certain newly originated mortgage loans into mortgage-backed securities prior to delivery into the secondary market.

The following table summarizes Heartland's residential mortgage loan activity during the most recent five quarters:

	As Of and For the Quarter Ended
(Dollars in thousands)	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Mortgage Servicing Fees	$1,304	$1,123	$1,037	$967	$932
Mortgage Servicing Rights Income	3,535	3,316	2,614	1,986	1,380
Mortgage Servicing Rights Amortization	(1,871)	(1,896)	(1,112)	(1,718)	(862)
Total Residential Mortgage Loan Servicing Income	$2,968	$2,543	$2,539	$1,235	$1,450
Valuation Adjustment on Mortgage Servicing Rights	$197	$(493)	$(194)	$13	$(19)
Gains On Sale of Loans	$14,257	$13,750	$12,689	$8,502	$5,473
Total Residential Mortgage Loan Applications	$645,603	$672,382	$638,595	$549,315	$301,551
Residential Mortgage Loans Originated	$490,525	$488,658	$374,743	$293,724	$253,468
Residential Mortgage Loans Sold	$478,280	$448,704	$360,743	$243,836	$208,494
Residential Mortgage Loan Servicing Portfolio	$2,199,486	$1,963,567	$1,776,912	$1,626,129	$1,541,417

For the fourth quarter of 2012, noninterest expense totaled $49.3 million, an increase of $9.1 million or 23 percent from the same quarter of 2011. For the year, noninterest expense totaled $178.1 million in 2012 compared to $137.3 million in 2011, a $40.8 million or 30 percent increase. Contributing to these increases in noninterest expense were a $7.1 million or 32 percent increase in salaries and employee benefits for the quarter and a $30.2 million or 40 percent increase for the year, a large portion of which resulted from the expansion of residential loan origination and the addition of personnel in the Heartland Mortgage and National Residential Mortgage unit. Commission expense was $5.9 million during the fourth quarter of 2012 compared to $3.5 million during the fourth quarter of 2011. For the yearly comparative period, commission expense totaled $19.8 million during 2012 and $6.8 million during 2011. The increases in commission expense are a direct result of the increased mortgage loan origination activity. Additionally, the accrual for incentive plan compensation payouts was significantly higher in 2012, in direct correlation with the higher period to date earnings and the reinstatement of incentive compensation for Heartland's executive officers after the repayment of TARP (Troubled Asset Relief Program) funds. Full-time equivalent employees totaled 1,498 on December 31, 2012, compared to 1,195 on December 31, 2011.

Fuller commented, “The Heartland Mortgage and National Residential unit contributed significantly to our extraordinary year with loan originations of $1.6 billion. Reflecting this fact, gains on sale of loans increased fourfold over the previous year. We continue to build on the capabilities of this business line with the addition of new sales personnel, new residential loan products and new technologies.”

Heartland's effective tax rate was 32.07 percent for 2012 compared to 26.89 percent for 2011. Federal low-income housing tax credits included in Heartland's effective tax rate totaled $798,000 during both 2012 and 2011. Heartland's effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 18.94 percent during 2012 compared to 28.78 percent during 2011. The tax-equivalent adjustment for this tax-exempt interest income was $7.4 million during 2012 compared to $5.9 million during 2011.

Net Loan Growth Continued at a Slower Pace; Strong Deposit Growth

Total assets were $4.98 billion at December 31, 2012, an increase of $679.5 million or 16 percent since December 31, 2011, with $391.4 million of this growth occurring in the fourth quarter, $165.5 million in the third quarter, $114.8 million in the second quarter and $7.8 million in the first quarter. Included in the asset growth for the fourth quarter of 2012 were the $128.0 million in assets acquired in the First Shares, Inc. transaction and $109.1 million acquired in the Heritage Bank acquisition. The asset growth for the third quarter of 2012 included $53.5 million in assets acquired from Liberty Bank, FSB. Securities represented 31 percent of total assets at both December 31, 2012 and 2011.

Total loans and leases held to maturity were $2.82 billion at December 31, 2012, compared to $2.48 billion at year-end 2011, an increase of $340.3 million or 14 percent, with $173.6 million occurring during the fourth quarter, $18.4 million during the third quarter, $97.2 million during the second quarter and $51.1 million during the first quarter. Included in the loan growth for the fourth quarter of 2012 were $84.9 million in loans acquired in the First Shares, Inc. acquisition and $63.4 million acquired in the Heritage Bank acquisition. Loan growth for the third quarter of 2012 included $9.4 million in loans acquired from Liberty Bank, FSB. Excluding acquisitions, loan growth for the year totaled $182.6 million or 7 percent. Commercial and commercial real estate loans, which totaled $2.00 billion at December 31, 2012, increased $191.9 million or 11 percent since year-end 2011, with $83.7 million attributable to the acquisitions. Residential mortgage loans, which totaled $249.7 million at December 31, 2012, increased $55.3 million or 28 percent since year-end 2011, with $26.3 million attributable to acquisitions. Agricultural and agricultural real estate loans, which totaled $328.3 million at December 31, 2012, increased $65.3 million or 25 percent since year-end 2011, with $37.7 million of this growth attributable to the acquisitions. Consumer loans, which totaled $245.7 million at December 31, 2012, increased $25.6 million or 12 percent since year-end 2011, with $10.1 million of the growth attributable to acquisitions.

“Even though organic loan growth of $183 million was short of our expectations, we continue to seek growth in quality loans rather than quantity.” added Fuller.

Fuller also noted, “Our participation in the Small Business Lending Fund provides added incentive for the Heartland member banks to originate small business loans. As a result of our success in growing qualifying loans, we are realizing a lower capital cost of 2 percent on our $81.7 million of SBLF preferred stock. Consistent with our business purpose, the SBLF allows Heartland to provide affordable credit to small commercial and agricultural clients, which in turn helps to increase employment and assist the economic recovery in the communities we serve.”

Total deposits were $3.85 billion at December 31, 2012, compared to $3.21 billion at year-end 2011, an increase of $635.5 million or 20 percent, with $342.6 million occurring during the fourth quarter, $168.1 million during the third quarter, $59.2 million during the second quarter and $65.6 million during the first quarter. Included in deposit growth during the fourth quarter of 2012 were $114.2 million in deposits acquired in the First Shares, Inc. acquisition and $83.3 million acquired in the Heritage Bank acquisition. Deposit growth for the third quarter of 2012 included $53.8 million in deposits acquired from Liberty Bank, FSB. Exclusive of these acquisitions, deposit growth during the year was $384.2 million or 12 percent. The composition of Heartland's deposits continues to improve as no-cost demand deposits as a percentage of total deposits was 25 percent at December 31, 2012, compared to 23 percent at year-end 2011. Demand deposits increased $236.9 million or 32 percent since year-end 2011, with $60.7 million of this growth attributable to acquisitions. Savings deposits increased $326.3 million or 19 percent since December 31, 2011, with $84.5 million of this growth attributable to acquisitions. Certificates of deposit increased $72.4 million or 9 percent since year-end 2011, with $106.1 million attributable to acquisitions and the offsetting decrease a result of more emphasis on growing the customer base in non-maturity deposit products instead of higher-cost certificates of deposit. As a percentage of total deposits, certificates of deposit were 23 percent at December 31, 2012.

Fuller said, “We continue to experience excellent deposit growth in most Heartland markets. Excluding acquisitions, deposits increased by $384 million, or 12 percent over year-end 2011. We continue to see a very favorable shift in our deposit mix through the growth of demand deposits which now represent 25 percent of our deposits.”

Provision for Loan Losses and Nonperforming Assets Continue at Lower Levels

Exclusive of loans covered under loss sharing agreements, the allowance for loan and lease losses at December 31, 2012, was 1.37 percent of loans and leases and 89.71 percent of nonperforming loans compared to 1.48 percent of loans and leases and 64.09 percent of nonperforming loans at December 31, 2011. The provision for loan losses was $3.4 million for the fourth quarter of 2012 compared to $7.8 million for the fourth quarter of 2011, a $4.4 million or 57 percent decrease. For the year, the provision for loan losses was $8.2 million during 2012 compared to $29.4 million during 2011, a $21.2 million or 72 percent decrease. A reduction in the level of the allowance for loan and lease losses maintained for impaired loans was the primary contributor to the lower provision during 2012. The portion of the allowance for loan and lease losses maintained for impaired loans was $4.6 million at December 31, 2012, leaving the allowance on non-impaired loans, exclusive of acquisitions, relatively stable at 1.32 percent of loans and leases at December 31, 2012, compared to 1.31 percent at December 31, 2011.

Nonperforming loans, exclusive of those covered under loss sharing agreements, were $43.2 million or 1.53 percent of total loans and leases at December 31, 2012, compared to $57.4 million or 2.31 percent of total loans and leases at December 31, 2011. Approximately 53 percent, or $22.9 million, of Heartland's nonperforming loans have individual loan balances exceeding $1.0 million. These nonperforming loans, to an aggregate of 12 borrowers, are comprised of $7.3 originated by New Mexico Bank & Trust, $5.8 million originated by Rocky Mountain Bank, $4.5 million originated by Galena State Bank & Trust Co., $2.7 million originated by Wisconsin Bank & Trust, $1.4 million originated by Riverside Community Bank and $1.2 million originated by Arizona Bank & Trust. The portion of Heartland's nonperforming loans covered by government guarantees was $1.7 million at December 31, 2012. As identified using the North American Industry Classification System (NAICS), $12.4 million of nonperforming loans with individual balances exceeding $1.0 million were for construction/land subdivision and the remaining $10.5 million distributed among seven other industry categories.

Delinquencies in each of the loan portfolios continue to be relatively stable and no significant adverse trends were identified during the fourth quarter of 2012. Loans delinquent 30 to 89 days were 0.32 percent of total loans at December 31, 2012, compared to 0.53 percent at September 30, 2012, 0.46 percent at June 30, 2012, 0.55 percent at March 31, 2012, and 0.23 percent at December 31, 2011.

Other real estate owned was $35.8 million at December 31, 2012, compared to $36.1 million at September 30, 2012, $37.9 million at June 30, 2012, $38.9 million at March 31, 2012, and $44.4 million at December 31, 2011. Liquidation strategies have been identified for all the assets held in other real estate owned. Management continues to market these properties through an orderly liquidation process instead of a quick liquidation process in order to avoid discounts greater than the projected carrying costs. During 2012, $7.0 million of other real estate owned was sold during the fourth quarter, $4.2 million during the third quarter, $5.9 million during the second quarter and $12.4 million during the first quarter.

The schedules below summarize the changes in Heartland's nonperforming assets, including those covered by loss share agreements, during the fourth quarter of 2012 and the year:

(Dollars in thousands)	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
September 30, 2012	$42,979	$36,139	$496	$79,614
Loan foreclosures	(8,750)	8,643	107	—
Net loan charge offs	(5,036)	—	—	(5,036)
New nonperforming loans	18,273	—	—	18,273
Reduction of nonperforming loans(1)	(3,051)	—	—	(3,051)
OREO/Repossessed sales proceeds	—	(7,827)	(9)	(7,836)
OREO/Repossessed assets writedowns, net	—	(1,133)	(1)	(1,134)
Net activity at Citizens Finance Co.	—	—	(51)	(51)
December 31, 2012	$44,415	$35,822	$542	$80,779

(1) Includes principal reductions and transfers to performing status.

(Dollars in thousands)	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
December 31, 2011	$60,780	$44,387	$648	$105,815
Loan foreclosures	(28,942)	28,751	191	—
Net loan charge offs	(6,295)	—	—	(6,295)
New nonperforming loans	33,439	—	—	33,439
Reduction of nonperforming loans(1)	(14,567)	—	—	(14,567)
OREO/Repossessed sales proceeds	—	(30,009)	(364)	(30,373)
OREO/Repossessed assets writedowns, net	—	(7,307)	(156)	(7,463)
Net activity at Citizens Finance Co.	—	—	223	223
December 31, 2012	$44,415	$35,822	$542	$80,779

(1) Includes principal reductions and transfers to performing status.

Net charge-offs on loans during the fourth quarter of 2012 were $5.0 million compared to $15.2 million during the fourth quarter of 2011.

“Over the course of 2012, we made continued progress in the reduction of nonperforming loans. Nonperforming loans ended the year at 1.53 percent of total loans, a decrease of 25 percent from year-end 2011. We continue to keep a watchful eye on loan quality as this measure remains our top priority.” Fuller concluded.

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. ET today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. If you are unable to participate on the call, a replay will be available until January 27, 2014, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a $5.0 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 69 banking locations in 47 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota and mortgage loan production offices in California, Nevada, Wyoming, Idaho and North Dakota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected results of acquisitions; (xi) unexpected outcomes of existing or new litigation involving the Company; and (xii) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
Interest Income
Interest and fees on loans and leases	$39,510	$37,764	$156,499	$149,603
Interest on securities:
Taxable	5,079	7,518	22,129	34,095
Nontaxable	2,912	2,340	10,698	8,035
Interest on federal funds sold	3	—	4	3
Interest on deposits in other financial institutions	3	—	8	1
Total Interest Income	47,507	47,622	189,338	191,737
Interest Expense
Interest on deposits	5,347	6,495	22,230	29,224
Interest on short-term borrowings	166	204	818	893
Interest on other borrowings	4,020	4,086	16,134	16,226
Total Interest Expense	9,533	10,785	39,182	46,343
Net Interest Income	37,974	36,837	150,156	145,394
Provision for loan and lease losses	3,350	7,784	8,202	29,365
Net Interest Income After Provision for Loan and Lease Losses	34,624	29,053	141,954	116,029
Noninterest Income
Service charges and fees	4,002	3,686	15,242	14,303
Loan servicing income	3,468	2,004	11,300	5,932
Trust fees	2,538	2,337	10,478	9,856
Brokerage and insurance commissions	945	889	3,702	3,511
Securities gains (losses), net	(108)	4,174	13,998	13,104
Gain (loss) on trading account securities	164	(125)	47	89
Impairment loss on securities	—	—	(981)	—
Gains on sale of loans	14,257	5,473	49,198	11,366
Valuation adjustment on mortgage servicing rights	197	(19)	(477)	(19)
Income on bank owned life insurance	311	407	1,442	1,349
Other noninterest income	1,456	212	4,713	86
Total Noninterest Income	27,230	19,038	108,662	59,577
Noninterest Expense
Salaries and employee benefits	29,283	22,135	105,727	75,537
Occupancy	3,017	2,368	10,629	9,363
Furniture and equipment	1,822	1,475	6,326	5,636
Professional fees	4,400	3,385	15,338	12,567
FDIC insurance assessments	810	848	3,292	3,777
Advertising	1,736	1,138	5,294	4,292
Intangible assets amortization	163	141	562	572
Net loss on repossessed assets	1,983	4,255	9,969	9,807
Other noninterest expenses	6,120	4,458	20,955	15,745
Total Noninterest Expense	49,334	40,203	178,092	137,296
Income Before Income Taxes	12,520	7,888	72,524	38,310
Income taxes	3,613	1,671	23,255	10,302
Net Income	8,907	6,217	49,269	28,008
Net (income) loss attributable to noncontrolling interest, net of tax	(82)	31	(59)	36
Net Income Attributable to Heartland	8,825	6,248	49,210	28,044
Preferred dividends and discount	(409)	(1,021)	(3,400)	(7,640)
Net Income Available to Common Stockholders	$8,416	$5,227	$45,810	$20,404
Earnings per common share-diluted	$0.50	$0.31	$2.73	$1.23
Weighted average shares outstanding-diluted	16,812,947	16,599,741	16,768,602	16,575,506

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Interest Income
Interest and fees on loans and leases	$39,510	$39,208	$39,382	$38,399	$37,764
Interest on securities:
Taxable	5,079	4,452	5,026	7,572	7,518
Nontaxable	2,912	2,896	2,619	2,271	2,340
Interest on federal funds sold	3	—	1	—	—
Interest on deposits in other financial institutions	3	3	2	—	—
Total Interest Income	47,507	46,559	47,030	48,242	47,622
Interest Expense
Interest on deposits	5,347	5,504	5,604	5,775	6,495
Interest on short-term borrowings	166	215	224	213	204
Interest on other borrowings	4,020	4,028	4,025	4,061	4,086
Total Interest Expense	9,533	9,747	9,853	10,049	10,785
Net Interest Income	37,974	36,812	37,177	38,193	36,837
Provision for loan and lease losses	3,350	(502)	3,000	2,354	7,784
Net Interest Income After Provision for Loan and Lease Losses	34,624	37,314	34,177	35,839	29,053
Noninterest Income
Service charges and fees	4,002	3,944	3,712	3,584	3,686
Loan servicing income	3,468	3,016	3,056	1,760	2,004
Trust fees	2,538	2,667	2,660	2,613	2,337
Brokerage and insurance commissions	945	908	939	910	889
Securities gains (losses), net	(108)	5,212	4,951	3,943	4,174
Gain (loss) on trading account securities	164	(163)	49	(3)	(125)
Impairment loss on securities	—	—	—	(981)	—
Gains on sale of loans	14,257	13,750	12,689	8,502	5,473
Valuation adjustment on mortgage servicing rights	197	(493)	(194)	13	(19)
Income on bank owned life insurance	311	382	267	482	407
Other noninterest income	1,456	543	149	2,565	212
Total Noninterest Income	27,230	29,766	28,278	23,388	19,038
Noninterest Expense
Salaries and employee benefits	29,283	27,064	25,384	23,996	22,135
Occupancy	3,017	2,596	2,534	2,482	2,368
Furniture and equipment	1,822	1,541	1,517	1,446	1,475
Professional fees	4,400	4,217	3,961	2,760	3,385
FDIC insurance assessments	810	811	807	864	848
Advertising	1,736	1,183	1,304	1,071	1,138
Intangible assets amortization	163	146	122	131	141
Net loss on repossessed assets	1,983	3,775	1,307	2,904	4,255
Other noninterest expenses	6,120	5,826	4,523	4,486	4,458
Total Noninterest Expense	49,334	47,159	41,459	40,140	40,203
Income Before Income Taxes	12,520	19,921	20,996	19,087	7,888
Income taxes	3,613	6,338	7,032	6,272	1,671
Net Income	8,907	13,583	13,964	12,815	6,217
Net (income) loss attributable to noncontrolling interest, net of tax	(82)	4	(7)	26	31
Net Income Attributable to Heartland	8,825	13,587	13,957	12,841	6,248
Preferred dividends and discount	(409)	(949)	(1,021)	(1,021)	(1,021)
Net Income Available to Common Stockholders	$8,416	$12,638	$12,936	$11,820	$5,227
Earnings per common share-diluted	$0.50	$0.75	$0.77	$0.71	$0.31
Weighted average shares outstanding-diluted	16,812,947	16,745,968	16,717,846	16,729,925	16,599,741

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Assets
Cash and cash equivalents	$168,054	$191,126	$82,831	$150,122	$129,834
Securities	1,561,957	1,332,082	1,331,088	1,221,909	1,326,592
Loans held for sale	96,165	99,429	73,284	103,460	53,528
Loans and leases:
Held to maturity	2,821,549	2,647,959	2,629,597	2,532,419	2,481,284
Loans covered by loss share agreements	7,253	8,511	9,567	11,360	13,347
Allowance for loan and lease losses	(38,715)	(40,401)	(41,439)	(39,362)	(36,808)
Loans and leases, net	2,790,087	2,616,069	2,597,725	2,504,417	2,457,823
Premises, furniture and equipment, net	128,294	120,334	114,823	111,946	110,206
Goodwill	30,627	26,590	25,909	25,909	25,909
Other intangible assets, net	18,486	15,612	14,295	13,109	12,960
Cash surrender value on life insurance	75,480	72,853	72,448	72,159	67,084
Other real estate, net	35,822	36,139	37,941	38,934	44,387
FDIC indemnification asset	749	1,238	1,148	1,270	1,343
Other assets	78,840	81,725	76,192	69,616	75,392
Total Assets	$4,984,561	$4,593,197	$4,427,684	$4,312,851	$4,305,058
Liabilities and Equity
Liabilities
Deposits:
Demand	$974,232	$877,790	$799,548	$771,421	$737,323
Savings	2,004,438	1,809,776	1,734,155	1,731,399	1,678,154
Brokered time deposits	55,521	56,627	51,575	41,475	41,225
Other time deposits	811,469	758,843	749,629	731,464	753,411
Total deposits	3,845,660	3,503,036	3,334,907	3,275,759	3,210,113
Short-term borrowings	224,626	245,308	249,485	229,533	270,081
Other borrowings	389,025	377,536	377,543	377,362	372,820
Accrued expenses and other liabilities	121,293	72,571	90,755	64,154	99,151
Total Liabilities	4,580,604	4,198,451	4,052,690	3,946,808	3,952,165
Equity
Preferred equity	81,698	81,698	81,698	81,698	81,698
Common equity	319,525	310,396	290,640	281,696	268,520
Total Heartland Stockholders' Equity	401,223	392,094	372,338	363,394	350,218
Noncontrolling interest	2,734	2,652	2,656	2,649	2,675
Total Equity	403,957	394,746	374,994	366,043	352,893
Total Liabilities and Equity	$4,984,561	$4,593,197	$4,427,684	$4,312,851	$4,305,058
Common Share Data
Book value per common share	$18.99	$18.81	$17.65	$17.09	$16.29
ASC 320 effect on book value per common share	$1.21	$1.46	$0.98	$1.09	$0.97
Common shares outstanding, net of treasury stock	16,827,835	16,505,241	16,467,889	16,486,539	16,484,790
Tangible Capital Ratio(1)	5.78%	6.18%	5.98%	5.93%	5.63%

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights). This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended		For the Twelve Months Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Average Balances
Assets	$4,739,887	$4,197,916	$4,463,665	$4,071,811
Loans and leases, net of unearned	2,803,361	2,487,778	2,696,452	2,418,864
Deposits	3,674,507	3,215,793	3,396,488	3,114,080
Earning assets	4,171,475	3,749,612	3,962,268	3,639,926
Interest bearing liabilities	3,330,270	3,066,704	3,197,249	3,021,430
Common stockholders' equity	316,073	267,025	293,917	262,504
Total stockholders' equity	400,442	351,538	378,278	344,878
Tangible common stockholders' equity	288,359	239,394	266,423	234,630

Earnings Performance Ratios
Annualized return on average assets	0.71%	0.49%	1.03%	0.50%
Annualized return on average common equity	10.59%	7.77%	15.59%	7.77%
Annualized return on average common tangible equity	11.61%	8.66%	17.19%	8.70%
Annualized net interest margin(1)	3.81%	4.08%	3.98%	4.16%
Efficiency ratio(2)	73.28%	75.29%	70.61%	69.41%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains. This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Average Balances
Assets	$4,739,887	$4,532,302	$4,350,916	$4,225,815	$4,197,916
Loans and leases, net of unearned	2,803,361	2,727,806	2,675,694	2,577,429	2,487,778
Deposits	3,674,507	3,415,810	3,291,293	3,201,073	3,215,793
Earning assets	4,171,475	4,019,601	3,870,360	3,784,709	3,749,612
Interest bearing liabilities	3,330,270	3,235,440	3,140,063	3,081,340	3,066,704
Common stockholders' equity	316,073	299,408	284,610	275,275	267,025
Total stockholders' equity	400,442	383,763	368,960	359,644	351,538
Tangible common stockholders' equity	288,359	272,078	257,212	247,744	239,394

Earnings Performance Ratios
Annualized return on average assets	0.71%	1.11%	1.20%	1.12%	0.49%
Annualized return on average common equity	10.59%	16.79%	18.28%	17.27%	7.77%
Annualized return on average common tangible equity	11.61%	18.48%	20.23%	19.19%	8.66%
Annualized net interest margin (1)	3.81%	3.84%	4.05%	4.23%	4.08%
Efficiency ratio (2)	73.28%	74.47%	66.56%	67.71%	75.29%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains. This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$2,001,327	$1,902,383	$1,903,996	$1,842,566	$1,809,450
Residential mortgage	249,689	228,972	220,084	202,883	194,436
Agricultural and agricultural real estate	328,311	283,697	279,285	270,687	262,975
Consumer	245,678	236,619	230,594	222,387	220,099
Direct financing leases, net	165	205	290	323	450
Unearned discount and deferred loan fees	(3,621)	(3,917)	(4,652)	(6,427)	(6,126)
Total loans and leases held to maturity	$2,821,549	$2,647,959	$2,629,597	$2,532,419	$2,481,284
Loans covered under loss share agreements:
Commercial and commercial real estate	$3,074	$3,772	$4,497	$5,730	$6,380
Residential mortgage	2,645	3,099	3,309	3,734	4,158
Agricultural and agricultural real estate	748	863	858	934	1,659
Consumer	786	777	903	962	1,150
Total loans and leases covered under loss share agreements	$7,253	$8,511	$9,567	$11,360	$13,347
Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$43,156	$40,743	$44,845	$49,940	$57,435
Loans and leases past due ninety days or more as to interest or principal payments	—	—	—	—	—
Other real estate owned	35,470	35,994	37,709	38,693	43,506
Other repossessed assets	542	496	465	710	648
Total nonperforming assets not covered under loss share agreements	$79,168	$77,233	$83,019	$89,343	$101,589
Performing troubled debt restructured loans	$20,869	$22,385	$24,715	$21,379	$25,704
Covered under loss share agreements:
Nonaccrual loans	$1,259	$2,236	$2,862	$3,189	$3,345
Other real estate owned	352	145	232	241	881
Total nonperforming assets covered under loss share agreements	$1,611	$2,381	$3,094	$3,430	$4,226
Allowance for Loan and Lease Losses
Balance, beginning of period	$40,401	$41,439	$39,362	$36,808	$44,195
Provision for loan and lease losses	3,350	(502)	3,000	2,354	7,784
Charge-offs on loans not covered by loss share agreements	(7,473)	(2,785)	(2,219)	(1,608)	(15,616)
Charge-offs on loans covered by loss share agreements	(137)	(265)	(35)	—	(5)
Recoveries	2,574	2,514	1,331	1,808	450
Balance, end of period	$38,715	$40,401	$41,439	$39,362	$36,808
Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	1.53%	1.54%	1.71%	1.97%	2.31%
Ratio of nonperforming assets to total assets	1.59%	1.68%	1.87%	2.07%	2.39%
Annualized ratio of net loan charge-offs to average loans and leases	0.71%	0.08%	0.14%	(0.03)%	2.42%
Allowance for loan and lease losses as a percent of loans and leases	1.37%	1.53%	1.58%	1.55%	1.48%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	89.71%	99.16%	92.40%	78.82%	64.09%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	December 31, 2012			December 31, 2011
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,077,167	$5,079	1.88%	$1,075,605	$7,518	2.77%
Nontaxable(1)	325,864	4,481	5.47	227,757	3,600	6.27
Total securities	1,403,031	9,560	2.71	1,303,362	11,118	3.38
Interest bearing deposits	5,580	3	0.21	2,065	—	—
Federal funds sold	428	3	2.79	73	—	—
Loans and leases:
Commercial and commercial real estate(1)	1,941,618	25,234	5.17	1,788,884	24,827	5.51
Residential mortgage	318,583	3,380	4.22	225,701	2,630	4.62
Agricultural and agricultural real estate(1)	301,502	4,094	5.40	254,555	3,833	5.97
Consumer	241,470	5,906	9.73	218,117	5,347	9.73
Direct financing leases, net	188	2	4.23	521	7	5.33
Fees on loans		1,341	—		1,560	—
Less: allowance for loan and lease losses	(40,925)		—	(43,666)		—
Net loans and leases	2,762,436	39,957	5.75	2,444,112	38,204	6.20
Total earning assets	4,171,475	49,523	4.72%	3,749,612	49,322	5.22%
Nonearning Assets	568,412			448,304
Total Assets	$4,739,887	$49,523		$4,197,916	$49,322
Interest Bearing Liabilities
Savings	$1,900,292	$1,672	0.35%	$1,662,065	$1,972	0.47%
Time, $100,000 and over	295,566	1,174	1.58	257,186	1,336	2.06
Other time deposits	538,831	2,501	1.85	557,930	3,187	2.27
Short-term borrowings	214,592	166	0.31	215,473	204	0.38
Other borrowings	380,989	4,020	4.20	374,050	4,086	4.33
Total interest bearing liabilities	3,330,270	9,533	1.14	3,066,704	10,785	1.40
Noninterest Bearing Liabilities
Noninterest bearing deposits	939,818			738,612
Accrued interest and other liabilities	69,357			41,062
Total noninterest bearing liabilities	1,009,175			779,674
Stockholders' Equity	400,442			351,538
Total Liabilities and Stockholders' Equity	$4,739,887			$4,197,916
Net interest income(1)		$39,990			$38,537
Net interest spread(1)			3.58%			3.82%
Net interest income to total earning assets(1)			3.81%			4.08%
Interest bearing liabilities to earning assets	79.83%			81.79%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Year Ended
	December 31, 2012			December 31, 2011
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,015,624	$22,129	2.18%	$1,069,747	$34,095	3.19%
Nontaxable(1)	283,735	16,459	5.80	190,399	12,362	6.49
Total securities	1,299,359	38,588	2.97	1,260,146	46,457	3.69
Interest bearing deposits	5,658	8	0.14	3,179	3	0.09
Federal funds sold	556	4	0.72	430	1	0.23
Loans and leases:
Commercial and commercial real estate(1)	1,889,620	100,630	5.33	1,747,968	99,986	5.72
Residential mortgage	293,850	13,142	4.47	198,312	10,172	5.13
Agricultural and agricultural real estate(1)	282,519	15,896	5.63	255,615	15,553	6.08
Consumer	230,192	22,874	9.94	216,268	20,526	9.49
Direct financing leases, net	271	14	5.17	701	38	5.42
Fees on loans		5,580	—		4,939	—
Less: allowance for loan and lease losses	(39,757)		—	(42,693)		—
Net loans and leases	2,656,695	158,136	5.95	2,376,171	151,214	6.36
Total earning assets	3,962,268	196,736	4.97%	3,639,926	197,675	5.43%
Nonearning Assets	501,397			431,885
Total Assets	$4,463,665	$196,736		$4,071,811	$197,675
Interest Bearing Liabilities
Savings	$1,763,233	$6,736	0.38%	$1,589,697	$9,090	0.57%
Time, $100,000 and over	272,338	4,776	1.75	265,664	5,928	2.23
Other time deposits	531,351	10,718	2.02	590,767	14,206	2.40
Short-term borrowings	252,849	818	0.32	202,183	893	0.44
Other borrowings	377,478	16,134	4.27	373,119	16,226	4.35
Total interest bearing liabilities	3,197,249	39,182	1.23	3,021,430	46,343	1.53
Noninterest Bearing Liabilities
Noninterest bearing deposits	829,566			667,952
Accrued interest and other liabilities	58,572			37,551
Total noninterest bearing liabilities	888,138			705,503
Stockholders' Equity	378,278			344,878
Total Liabilities and Stockholders' Equity	$4,463,665			$4,071,811
Net interest income(1)		$157,554			$151,332
Net interest spread(1)			3.74%			3.90%
Net interest income to total earning assets(1)			3.98%			4.16%
Interest bearing liabilities to earning assets	80.69%			83.01%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Total Assets
Dubuque Bank and Trust Company	$1,476,512	$1,478,943	$1,385,409	$1,407,827	$1,382,226
New Mexico Bank & Trust	1,026,952	973,177	998,172	929,804	993,182
Wisconsin Bank & Trust	691,715	511,580	497,372	491,741	524,958
Rocky Mountain Bank	465,614	435,283	443,493	432,902	440,805
Riverside Community Bank	450,863	424,044	360,654	343,232	325,388
Arizona Bank & Trust	307,871	275,053	268,103	239,434	227,993
Galena State Bank & Trust Co.	295,226	295,222	309,516	289,740	290,656
Minnesota Bank & Trust	126,421	109,586	101,704	95,462	81,457
Summit Bank & Trust	119,752	104,066	102,875	98,247	100,994
Total Deposits
Dubuque Bank and Trust Company	$1,150,141	$1,089,125	$959,273	$978,854	$938,000
New Mexico Bank & Trust	721,445	720,520	725,537	697,060	690,293
Wisconsin Bank & Trust	549,773	424,146	415,277	409,994	429,062
Rocky Mountain Bank	372,135	354,396	356,046	362,307	365,373
Riverside Community Bank	344,005	335,899	305,120	286,529	264,699
Arizona Bank & Trust	243,044	216,851	211,318	183,321	177,457
Galena State Bank & Trust Co.	245,554	247,334	257,800	245,780	243,639
Minnesota Bank & Trust	109,862	91,179	77,119	78,338	66,875
Summit Bank & Trust	93,318	88,540	83,977	81,290	81,224
Net Income (Loss)
Dubuque Bank and Trust Company	$4,999	$5,485	$8,463	$9,604	$4,846
New Mexico Bank & Trust	1,354	4,395	1,592	2,216	2,197
Wisconsin Bank & Trust	638	1,943	1,547	2,153	2,313
Rocky Mountain Bank	2,029	1,315	2,089	963	493
Riverside Community Bank	482	607	914	369	800
Arizona Bank & Trust	1,346	1,534	981	(215)	(1,202)
Galena State Bank & Trust Co.	929	938	1,149	437	1,139
Minnesota Bank & Trust	412	(15)	35	(129)	(157)
Summit Bank & Trust	(69)	(1)	(100)	(123)	(154)
Return on Average Assets
Dubuque Bank and Trust Company	1.34%	1.50%	2.39%	2.88%	1.44%
New Mexico Bank & Trust	0.53	1.78	0.66	0.96	0.93
Wisconsin Bank & Trust	0.44	1.53	1.27	1.69	1.83
Rocky Mountain Bank	1.86	1.21	1.94	0.89	0.45
Riverside Community Bank	0.46	0.57	1.05	0.45	0.98
Arizona Bank & Trust	1.87	2.22	1.56	(0.37)	(2.13)
Galena State Bank & Trust Co.	1.25	1.24	1.58	0.62	1.54
Minnesota Bank & Trust	1.41	(0.06)	0.15	(0.58)	(0.77)
Summit Bank & Trust	(0.25)	—	(0.40)	(0.50)	(0.63)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.57%	3.61%	3.67%	4.03%	4.00%
New Mexico Bank & Trust	3.51	3.50	3.69	4.02	3.85
Wisconsin Bank & Trust	4.16	4.04	4.38	4.41	4.30
Rocky Mountain Bank	4.26	4.35	4.68	4.33	4.06
Riverside Community Bank	3.02	2.44	3.38	3.63	3.64
Arizona Bank & Trust	3.89	3.76	4.19	4.40	4.06
Galena State Bank & Trust Co.	3.31	3.50	3.42	3.89	3.69
Minnesota Bank & Trust	4.04	4.47	4.57	4.75	4.56
Summit Bank & Trust	3.62	3.75	3.89	4.07	3.41

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$814,400	$827,065	$824,830	$796,789	$778,467
New Mexico Bank & Trust	497,837	490,102	500,296	506,424	508,874
Wisconsin Bank & Trust	446,214	355,670	353,152	340,841	333,112
Rocky Mountain Bank	278,252	286,138	280,137	264,964	256,704
Riverside Community Bank	166,852	155,191	158,186	153,174	155,320
Arizona Bank & Trust	189,314	185,186	177,953	150,629	146,346
Galena State Bank & Trust Co.	176,109	172,530	169,160	167,677	157,398
Minnesota Bank & Trust	90,729	85,860	80,815	73,413	58,058
Summit Bank & Trust	77,264	67,909	67,932	63,658	62,422
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$9,217	$9,760	$9,454	$9,584	$9,365
New Mexico Bank & Trust	6,837	7,834	8,705	7,110	6,633
Wisconsin Bank & Trust	4,164	3,719	3,695	3,629	3,458
Rocky Mountain Bank	4,072	4,135	4,325	4,204	3,865
Riverside Community Bank	3,240	3,122	3,114	3,206	2,834
Arizona Bank & Trust	4,444	4,723	5,390	5,315	4,627
Galena State Bank & Trust Co.	2,031	1,932	1,808	1,854	1,835
Minnesota Bank & Trust	961	915	822	748	588
Summit Bank & Trust	1,204	1,478	1,370	1,132	1,012
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$2,783	$2,378	$2,508	$3,107	$3,634
New Mexico Bank & Trust	10,711	8,455	10,856	13,368	15,161
Wisconsin Bank & Trust	5,433	6,673	7,463	7,482	8,074
Rocky Mountain Bank	8,174	6,167	6,005	7,787	8,662
Riverside Community Bank	3,473	4,685	5,222	5,458	6,729
Arizona Bank & Trust	3,549	5,409	5,645	5,755	7,927
Galena State Bank & Trust Co.	5,080	3,242	3,778	3,699	3,853
Minnesota Bank & Trust	5	5	6	6	6
Summit Bank & Trust	3,159	2,913	2,691	2,709	2,848
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.13%	1.18%	1.15%	1.20%	1.20%
New Mexico Bank & Trust	1.37	1.60	1.74	1.40	1.30
Wisconsin Bank & Trust	0.93	1.05	1.05	1.06	1.04
Rocky Mountain Bank	1.46	1.45	1.54	1.59	1.51
Riverside Community Bank	1.94	2.01	1.97	2.09	1.82
Arizona Bank & Trust	2.35	2.55	3.03	3.53	3.16
Galena State Bank & Trust Co.	1.15	1.12	1.07	1.11	1.17
Minnesota Bank & Trust	1.06	1.07	1.02	1.02	1.01
Summit Bank & Trust	1.56	2.18	2.02	1.78	1.62